UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

OWL ROCK TECHNOLOGY INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01445	87-1346173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of February 1, 2023, Owl Rock Technology Income Corp. (the “Company,” “we” or “us”) sold approximately 3,665,909 unregistered shares of its Class I common stock (with the final number of shares being determined on February 22, 2023) to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $37.3 million. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).

Item 8.01.	Other Events.

Distribution

On February 21, 2023, the Company’s board of directors declared a distribution of $0.074775 per share, payable on or before March 31, 2023 to shareholders of record as of February 28, 2023.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $5 billion in Shares (the “Offering”). As of February 1, 2023, the Company has raised total gross proceeds of approximately $253.3 million relating to the issuance of shares of Class S, Class D and Class I common stock (the “Shares”). As of February 1, 2023, the Company has issued approximately 14,743,208 shares of its Class S common stock, approximately 363,104 shares of its Class D common stock, and approximately 10,163,495 shares of its Class I common stock in its public offering, and has raised total gross proceeds of approximately $148.1 million, approximately $3.7 million and approximately $101.5 million, respectively, including seed capital of $1,000 contributed by Owl Rock Technology Advisors LLC, an affiliate of the Adviser, in September 2021 and approximately $50.0 million in gross proceeds raised from entities affiliated with the Adviser. In addition, the Company has issued approximately 85,620,955 shares of its Class I common stock in the Private Offering and raised gross proceeds of approximately $855.4 million.

Recent Owl Rock Transaction Highlights1

In February 2023, Owl Rock closed on a senior secured credit facility as the Joint Lead Arranger and Administrative Agent in support of Vista’s take-private acquisition of KnowBe4. KnowBe4 is a leading provider of cybersecurity awareness training software and content platform used by more than 50,000 clients globally.

1

The information provided, including dollar amounts, represents the aggregated investment of all participating vehicles, including the Company, managed by the Owl Rock division of Blue Owl Capital Inc. The final dollar amount of the Company’s portion of the investment will be determined and disclosed in the Company’s future periodic reports.

February 1, 2023 Public Offering Price

In accordance with the Company’s share pricing policy, we intend to sell our shares on the first business day of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The February 1, 2023 public offering price for each of our share classes is equal to such class’s NAV per share as of January 31, 2023, plus applicable maximum upfront sales load.

Net Asset Value (per share)
Class S	$10.17
Class D	$10.17
Class I	$10.17

The average debt-to-equity leverage ratio during the month-to-date period ended January 31, 2023 was 0.94x. The table below summarizes the company’s committed debt capacity and drawn amounts as of January 31, 2023.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$750,000	$391,289
SPV Asset Facility I	1,000,000	630,000

Total Debt	$1,750,000	$1,021,289

Of the Company’s committed debt capacity, $1.0 billion (100.0%) is in secured floating rate leverage based on drawn amounts.

Portfolio Update

As of January 31, 2023, we had debt investments in 60 portfolio companies with an aggregate par value of $1.8 billion. As of January 31, 2023, based on par value, our portfolio consisted of 77.5% first lien debt investments, 11.7% second lien debt investments and 10.8% equity investments. As of January 31, 2023, 100.0% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of January 31, 2023.

Industry	Par ( $ in thousands)	% of Par
Systems Software	$380,750	20.6%
Application Software	346,865	18.7%
Health Care Technology	182,329	9.9%
Food & Staples Retailing	152,766	8.2%
Commercial Services & Supplies	103,665	5.6%
Insurance	100,370	5.4%
Electrical Equipment	100,000	5.4%
IT Services	89,579	4.9%
Health Care Providers & Services	63,358	3.4%
Diversified Financial Services	51,346	2.8%
Beverages	50,000	2.7%
Aerospace & Defense	43,895	2.4%
Specialty Retail	40,000	2.2%
Diversified Consumer Services	30,417	1.6%
Real Estate Management & Development	25,000	1.4%
Containers & Packaging	21,820	1.2%
Buildings & Real Estate	20,512	1.1%
Construction & Engineering	12,438	0.7%
Pharmaceuticals	8,590	0.5%
Professional services	8,314	0.5%
Life Sciences Tools & Services	5,000	0.3%
Road & Rail	4,711	0.3%
Health Care Equipment & Supplies	4,342	0.2%

Total	1,846,067	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Technology Income Corp.

Dated: February 24, 2023	By:	/s/ Bryan Cole
	Name:	Bryan Cole
	Title:	Chief Financial Officer and Chief Operating Officer